SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  March 2, 2005
                                                 ---------------


                       UNIVERSAL FOOD AND BEVERAGE COMPANY
               (Exact Name of Registrant as Specified in Charter)


            Nevada                     000-27853                 86-0913555
-------------------------------       ------------          -------------------
(State or Other Jurisdiction of       (Commission             (IRS Employer
        Incorporation)                File Number)          Identification No.)


3830 Commerce Drive, St. Charles, Illinois                  60174
------------------------------------------     ---------------------------------
(Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code     630-584-8670
                                                      --------------

                             Cardinal Minerals, Inc.
          -------------------------------------------------------------
             2950 E. Flamingo Road, Suite B, Las Vegas, Nevada 89121
          (Former Name or Former Address, if Changed Since Last Report)

THIS CURRENT REPORT ON FORM 8-K MAY CONTAIN STATEMENTS, ESTIMATES OR PROJECTIONS THAT CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934
(THE "EXCHANGE ACT"). GENERALLY, THE WORDS "BELIEVE," "EXPECT," "INTEND," "ESTIMATE," "ANTICIPATE," "PROJECT," "WILL" AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH GENERALLY ARE NOT HISTORICAL IN NATURE. IN PARTICULAR, THIS REPORT CONTAINS STATEMENTS CONCERNING THE STATUS OF THE IWG ACQUISITION, PROSPECTS OF OTHER ACQUISITIONS, RESULTS OF OPERATIONS, FINANCIAL AND BUSINESS PROJECTIONS ,AND PRODUCT DEVELOPMENT AND MARKETING. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM OUR PRESENT EXPECTATIONS OR PROJECTIONS. THESE RISKS INCLUDE, BUT ARE NOT LIMITED TO, ACCEPTANCE OF THE COMPANY'S PRODUCTS IN THE MARKETPLACE; CHANGES IN THE NON-ALCOHOLIC BEVERAGES BUSINESS ENVIRONMENT, INCLUDING ACTIONS OF COMPETITORS AND CHANGES IN CONSUMER PREFERENCES; ADVERSE WEATHER CONDITIONS; OUR ABILITY TO FINANCE EXPANSION PLANS AND GENERAL OPERATING ACTIVITIES; REGULATORY AND LEGAL CHANGES; THE EFFECTIVENESS OF OUR ADVERTISING AND MARKETING PROGRAMS; FLUCTUATIONS IN THE COST AND AVAILABILITY OF RAW MATERIALS; DEPENDENCE UPON THIRD-PARTY VENDORS; OUR ABILITY TO ACHIEVE EARNINGS FORECASTS; INTEGRATION OF ACQUISITIONS; ABILITY TO SUSTAIN AND MANAGE GROWTH; AND CHANGES IN ECONOMIC AND POLITICAL CONDITIONS. YOU SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS.

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         The Registrant, formerly known as Cardinal Minerals, Inc., is now known as Universal Food and Beverage Company, a Nevada corporation (the "Company"), as a result of the name change on March 2, 2005.

         On September 28, 2004, the Company entered into a Share Purchase Agreement and Plan of Reorganization, as amended ("Reorganization Agreement"), with Universal Food and Beverage Company, a Delaware corporation ("UFB"), and its shareholders, for the exchange of all the outstanding shares and other rights with respect to UFB common stock for shares of common stock, $.01 par value, of the Company.

         As of March 2, 2005, as a result of the share exchange, the following agreements of UFB are now material definitive agreements of the Company:

      o The employment agreements between UFB and each of Duane Martin, Marc Fry, Ralph Passino, Joseph Balistreri and Charles Sizer, each dated as of September 1, 2004, and more fully described below under "Item
            2.01   Completion  of   Acquisition   or  Disposition  of  Assets  -
            Management."

      o The option agreement between UFB and Independence Water Group, or IWG, dated as of September 1, 2004, and more fully described below under "Item 2.01 Completion of Acquisition of Assets - Summary of Our Business After the Merger - IWG Option."

      o The asset purchase agreement and real estate purchase agreement, each dated as of February 28, 2005, between UFB and IWG, as more fully described below under "Item 2.01 Completion of Acquisition Assets - Summary of Our Business After the Merger - Acquisition of the IWG Water Bottling Assets."

      o The common stock purchase warrants, each dated as of March 2, 2005, between the Company and certain individual warrantholders, as more fully described below under "Item 2.01 Completion of Acquisition or Disposition of Assets."

         Copies of the employment agreements, option agreement and purchase agreements, and the form of common stock purchase warrant, are filed as exhibits to this Form 8-K.

ITEM 2.01         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

         On March 2, 2005, the Company completed the share exchange with the UFB shareholders contemplated by the Reorganization Agreement.

         Immediately  prior to the share  exchange,  the Company  effected a one
(1)-for ten (10) reverse stock split for its shares of common stock then outstanding resulting in 2,679,209 shares remaining (described in Section 3.03).

         On March 2, 2005, as a result of the share exchange and other transactions contemplated by the Reorganization Agreement and accounting for the reverse split:

      o     UFB became a wholly owned subsidiary of the Company,

      o the former UFB shareholders collectively were issued 24,634,345 shares of the Company's common stock and now own approximately
            90.19% of the 27,313,554 issued and outstanding shares of the Company's common stock, and

      o the outstanding rights, warrants and options to acquire up to 13,184,345 shares of UFB common stock became rights, warrants and options to acquire up to 13,184,345 shares of the Company's common stock, including common stock purchase warrants for 5,984,345 shares of the Company's common stock, and rights of IWG to acquire 6,000,000 shares of the Company's common stock on a one-for-one basis on the same economic terms.

         Each share of the Company's common stock issued to the former UFB shareholders in connection with the share exchange was issued under an exemption from registration under Section 4(2), of the Securities Act of 1933, as amended ("Securities Act"). As such, the shares of Company common stock issued to the former UFB shareholders are "restricted" shares, and the holder thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption. The former UFB shareholders do not have any registration rights for the shares received in the share exchange.

         As referenced above, as a result of the exchange, certain common stock purchase warrants of UFB became warrants to purchase common stock of the Company. These warrants are exercisable for an aggregate total of 5,984,345 shares of our common stock. Each common stock purchase warrant gives the holder the right to purchase one (1) share of our common stock at an exercise price of $2.00 per share through May 31, 2005, and $2.50 per share from and after June 1, 2005, until the warrant expires on March 2, 2006.

         The trading symbol of the common stock of the post-exchange Company is now UFBV.

         Immediately prior to the share exchange, the Company's directors appointed Duane N. Martin as a director and the new chief executive officer of the Company, Marc C. Fry as a director and new president of the Company and Ralph Passino as the new vice president, chief financial officer and secretary of the Company. The Company's other directors and officers resigned from their positions as of the effectiveness of the share exchange. See below under Item 5.01, "Changes in Control of the Registrant".

         As a result of the share exchange, the business of UFB has become the business of the Company.

SUMMARY OF OUR BUSINESS AFTER THE MERGER

         Unless the context requires otherwise, all references to "we," "our," or "us" or the "Company" are to Universal Food and Beverage Company, a Nevada corporation, formerly known as Cardinal Minerals, Inc.

General

      o Through our wholly-owned Delaware subsidiary, we currently manage the operations of certain water bottling equipment, buildings and water rights in Independence, Virginia owned by Independence Water Group, LLC, or IWG.

      o Through our wholly-owned subsidiary, we have agreements to acquire the assets used in the water bottling business, together with certain improved land, from IWG. We expect to complete these acquisitions in the first quarter of 2005. We will pay approximately $5.5 million for the water bottling business assets, in Company common stock and cash.

      o Our strategy is to become a leading manufacturer and marketer of healthy and "value-added" food and beverage products. Our primary goal is to develop innovative products and packaging for direct and private label sale and to distribute products both domestically and internationally. We will also develop, test and perfect processing and packaging systems to provide contract manufacturing services, as well as develop new products and improve product quality.

      o We additionally intend to identify and pursue additional acquisitions of other water bottling businesses and product lines in the United States and Canada in order to implement our strategy of expanding capacity, sales and product offerings.

Our principal executive offices are at 3830 Commerce Drive, St. Charles, Illinois 60174. Our telephone number is (630) 584-8670.

The Management Agreement


         We have an agreement with IWG to operate and manage its water bottling business in Independence, Virginia. The management agreement requires us to, among other things:

      o manage the day to day operations of the water bottling business and the related improved land;

      o conduct, direct and supervise the water bottling business and its operating and maintenance activities;

      o     obtain  all  necessary   operating   permits  and  comply  with  all
            environmental and other regulatory matters; and

      o     market and sell the products of the water bottling business.

         We are responsible for all expenses of the operation of the water bottling business, including all employee costs, current debt service and all normal and regular recurring, operating expenses for the production, delivery and sale of the products, such as well maintenance, materials, shipping, etc. We are responsible for these expenses without regard to the revenues generated by the water bottling business, though we receive all proceeds from product sales of the water bottling business.

IWG Option

     As part of the management agreement, we granted IWG an option to receive 1,000,000 shares of our common stock and a warrant to purchase up to an additional 1,000,000 shares of our common stock. We have reserved 2,000,000 shares of our common stock for issuance in connection with this option. The option is exercisable by written notice to us without further payment, only if, and after, the closing of our acquisition of the IWG water bottling business assets described below. The option may be exercised only as to all shares and warrants. The warrant will have an exercise price of $2.00 per share for the ninety days immediately following the date of its issuance, and $2.50 per share thereafter until the warrant expires on the first anniversary of its issuance.


Acquisition of the IWG Water Bottling Assets

         We formed an indirect wholly-owned Virginia subsidiary, Universal Food and Beverage Company of Virginia, to purchase the following assets of the IWG water bottling business and related improved land pursuant to the terms of an asset purchase agreement and real estate purchase agreement with IWG each dated as of February 28, 2005:

      o     approximately 620 acres of forestland,

      o a 7,889 square foot fully equipped and operational water bottling facility,

      o     an 8,000 square foot distribution warehouse, and

      o     a 6,500 square foot home on the premises.

     Based on an independent appraisal we obtained, the real estate and facilities have an estimated value of $4.7 million. The existing equipment ranges in age and has been recently refurbished to ensure its reliability. The equipment operates at approximately 200 bottles per minute or 2.2 million cases annually.

         We expect to close the acquisition of these assets during the first calendar quarter of 2005.

         Our agreements with IWG require us to deliver a purchase price consisting of:

      o     2,000,000 shares of our common stock,

      o     warrants to purchase 2,000,000 shares of our common stock,

      o     $1,500,000 in cash payable at closing and

      o the assumption of $2,500,000 in bank debt and trade payables of the water bottling business at the closing.

     The warrant has an exercise price of $1.00 per share following the date of its issuance until the warrant expires on the third anniversary of its issuance.

     We have reserved 4,000,000 shares of common stock for issuance as part of the consideration to be paid to IWG in connection with the acquisition. We intend to obtain a loan secured by the purchased assets from a local Virginia bank, and to use the loan proceeds to fund the cash closing amounts payable to IWG and refinance the outstanding debt of the water bottling business. If we are unable to obtain this loan on favorable terms, or if the amount of the loan we obtain is not sufficient, we may use a combination of seller financing and available working capital to fund all or part of the acquisition.

     Upon completion of the acquisition, we intend to expand production into the distribution warehouse to provide for a second bottling line. We anticipate that the second line will operate at approximately 500 bottles per minute, an increase of five (5) million cases per year. To accommodate this increased capacity, we will temporarily lease 50,000 square feet of warehouse space for raw material and finished product storage.

Additional Acquisitions

         We also intend to identify and pursue additional acquisitions of other water bottling businesses and product lines in the United States and Canada in order to implement our strategy of expanding capacity, sales and product offerings.

Products

         We will market our water products as `natural mountain water'.

         We are developing product lines targeted to the health beverage market. This product line will be a vitamin driven beverage, which is differentiated by having no sugar, no salt, and no calories. It will be produced in a variety of flavors.

         We expect to identify future product offerings based upon wide criteria including consumer trends, product category, pricing and product sizing. We intend to market `value-added' products, which will have added vitamins without sugar, sodium, or calories, energy replacement drinks and isotonic/electrolyte and oxygenated formulas amongst others.

         We plan to aggressively pursue the development of our brands and will seek out additional brand and product licenses to further enhance such development. We will enter into arrangements for private labeling and co-packing contracts and those arrangements may include existing brands.

Research and Development

         We will research the `value-added' beverage market to identify consumer trends, or niche markets. We intend to develop specific formulations to target these markets. Management will use its contacts to seek out these formulations with the intent of obtaining low cost licenses to produce products that will fulfill projected market needs. Management will use professional input from specialists including doctors, institutions and fitness experts. All new formulations will be thoroughly test marketed before national rollout.

         We have acquired and installed a "pilot" processing system, temporarily located in Beloit, Wisconsin, to accommodate the development of these products. This pilot plant will be unique to the industry in its ability to thermally process a multitude of liquid food variations. The pilot plant will be available for internal product development as well as product development for our co-pack clients. The costs of test runs will be charged to our clients or rolled into the co-pack service costs.

Proprietary Information, Formulas, Trademarks and Copyrights

         We intend to take all commercially reasonable steps to identify and legally protect our intellectual property rights.

Insurance Coverage and Inspections

         In accordance with FDA regulations, we will have product liability insurance coverage of no less than $4 million.

         We routinely inspect our facilities in accordance with FDA regulations and other clinical testing standards applicable to the beverage industry. We also inspected for maintenance and repair of the majority of equipment related to the bottling of beverage products.

Suppliers

         We expect to enter into various agreements to minimize single source supply for its components and packaging materials. We may become subject to single source supply to ensure consistency in product formulas.

LIQUIDITY AND CAPITAL RESOURCES

         We incurred operating and net income losses while operating under the current management agreement and anticipate continued losses following the completion of the acquisition during the start-up and development period of our operation.

         We had approximately $1 million available as working capital as of the date of the share exchange.

     As described above, we intend to obtain a loan secured by the purchased assets from a local Virginia bank to fund the required acquisition cash closing payment and to refinance the current debt of the water bottling business. If this loan is not available, or if the loan amounts are not sufficient, we may use seller financing to fund all or part of the acquisition.

         We are seeking additional borrowings to support continued operations. There is no assurance that management will be successful in obtaining such additional funds, or that the terms of such borrowings will be acceptable to us.

         We have entered into a performance agreement with the Commonwealth of Virginia providing for grants from Grayson County, Virginia of $75,000; grants from the Virginia Tobacco Fund of $150,000; and grants from the Commonwealth of Virginia of $150,000 (said funds were received in February, 2005). In order to earn the full benefits of these grants, we must hire at least 90% of 151 new jobs we projected in the performance agreement; and fund at least 90% of the $7.0 million expansion budget on a new facility we projected in the performance agreement. If we do not meet those two criteria within 30 months, a pro rata portion of the grant funds must be returned.

         In addition, we have qualified for industrial revenue bond financing from the Industrial Development Board of Grayson County, Virginia.


DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

         We are presently authorized under our certificate of incorporation to issue 100,000,000 shares of common stock with a par value of $0.01, and 25,000,000 shares of preferred stock, with a par value of $0.01. As of the date of this filing, 27,313,554 shares of our common stock are issued and outstanding, and no shares of preferred stock are outstanding.

MANAGEMENT

The executive officers of the Company, their ages and positions are set forth below:

               Officers            Age               Position
               --------            ---               --------
         Duane N. Martin           38      Chairman and Chief Executive Officer
                                           and Director
         Marc R. Fry               46      President, Chief Operating Officer
                                           and Director
         Ralph M Passino           53      Vice President and Chief Financial
                                           Officer
         Joseph C. Balistreri      50      Vice President-Marketing
         Dr. Charles E. Sizer      56      Vice President Research and
                                           Development

         Information concerning the present principal occupation or employment and material positions held during the past five years for Messrs. Martin, Fry and Passino can be found in Item 5.01 below, and for Mr. Balistreri and Dr. Sizer follows:

         Joseph Balistreri is Vice President- Marketing. Prior to the share exchange, Mr. Balistreri had been Vice President- Marketing of UFB since its formation in July, 2004. Since 2001, Mr. Balistreri has been operating a marketing consulting group, JCB & Associates. Mr. Balistreri was the Creative Director for IGA, Inc. from 1998 to 2001. Prior to IGA, Mr. Balistreri served as the president of IMPACT Marketing in Madison, Wisconsin.

         Dr. Charles Sizer is Vice President Research and Development. Prior to the share exchange, Dr. Sizer was Vice President Research and Development of UFB since its formation in July, 2004. Prior to July, 2004, Dr. Sizer was Director of the National Center for Food Safety and Technology at Illinois Institute of Technology (1998 to 2003). He was also General Manager of the Research Center (1993 to 1998), Director of Product Development (1986 to1993), and Manager of Research and Aseptic Technology (1981 to 1986) for Tetra Pak USA. Dr. Sizer was an Assistant Professor at Iowa State University (1979 to 1981). Dr. Sizer has been the President of Food Research Laboratories, Inc. (1978 to 1979); Section Manager (1976 to 1978) and Senior Research Scientist (1976 to 1978) for Frito-Lay Inc.

Employment Agreements and Executive Officer Compensation

         Through our wholly-owned Delaware subsidiary, we have entered into five year employment agreements with each of our executive officers, on substantially the terms set forth below. The term will be automatically renewed for successive five year periods absent 30 days advance notice by either party. The employment agreements will provide for the following initial annual base compensation for each of our executive officers: D. Martin - $250,000; M. Fry - $175,000; R. Passino - $175,000; C. Sizer - $165,000; and J. Balistreri - $100,000; provided that in each case the executive has agreed to a deferral of 50% of his annual base compensation until we have achieved a $4 million annual rate of revenues.

         Under the employment agreement, the executive is eligible for annual incentive bonuses and is entitled to benefits, such as retirement, health and other fringe benefits, a vehicle allowance, reimbursement of business expenses and other perquisites as may be approved by the Board from time to time.

         Under the employment agreement, the executive's employment may be terminated by him or us at any time and for any reason. If his employment is terminated for any reason, he will be entitled to payment of his accrued but unpaid base salary, vacation pay, unreimbursed business expenses and other items earned and owed to him by us. If his employment is terminated as a result of death or disability, he, or his estate in the event of his death, will be paid a pro rata share of his target incentive bonus.

         If the executive's employment is terminated by us for reasons other than for cause, or if he terminates his employment following a material breach by us of the employment agreement or for other defined reasons, he will be entitled additionally to continuing payments of his salary through the first anniversary of his termination, continuation of health benefits for him and his dependents for the same period and a pro rata payment of his target incentive bonus. All severance payments pursuant to the employment agreement terminate in the event the executive violates the confidentiality, noncompetition or nonsolicitation provisions of the employment agreement.

         If the executive's employment terminates for any reason other than discussed above, he is not entitled to any severance benefits under the employment agreement.

         Pursuant to the employment agreement, each executive has agreed to keep all of our confidential information secret and he has agreed that, while he is employed by us and for a period of two years after his termination of employment, he will not compete with us in the bottled water and enhanced beverage business in the markets in which we operate, he will not solicit our customers for a competitive business and he will not solicit our employees.

Employees

         We anticipate that our initial staffing level will consist of approximately 50 persons, of which approximately 30 will be involved in the bottling of our products. We intend to hire to this staffing level during the start-up period. During the expansion period, staff and labor will be increased only as demand for production requires. Prior to the completion of the installation of the new equipment in the expanded facilities, the labor force, supervision, and management shall be enhanced and trained to staff the new facility on multiple shifts.

DIRECTORS

         Our Company's Board of Directors is made up of two (2) members, identified below with their respective ages:

           Duane N. Martin            38           Chairman and Director
           Marc R. Fry                46           Director

Director's Compensation

         As our employees, the current members of the board of directors do not receive director's fees. We reimburse our directors for reasonable expenses incurred in connection with director's meetings. We will maintain D&O insurance for our directors and officers.

PRINCIPAL STOCKHOLDERS

         The following table sets forth as of March 2, 2005, the ownership of our common stock by our directors and executive officers and persons who we know to own more than five percent of our common stock. As of March 2, 2005, there were approximately 88 record holders of common stock and 27,313,554 shares of common stock outstanding.

                                         Number of Shares of
            Name and Address                 Common Stock              Percentage
           of Stockholder (1)                   Owned           of Common Stock Owned (2)
           ------------------                   -----           -------------------------
          Duane N. Martin (3)                 4,666,668                  16.68%
            Marc R. Fry (4)                   4,000,000                  14.64%
          Ralph M. Passino (5)                3,200,000                  11.68%
           Joseph Balistreri                  1,500,000                   5.49%
             Charles Sizer                    1,500,000                   5.49%
           Bruce Neviaser (6)                 6,704,338                  21.32%
            Rich Biscan (7)                   1,931,334                   7.06%
           Newlin Martin (8)                  1,525,000                   5.58%
Directors and executive officers as a        14,866,668                  52.96%
group (5 persons--Messrs. D. Martin,
Fry, Passino, Balistreri and Sizer)
(3)(4)(5)

(1) Unless otherwise indicated the address of all the persons named is c/o Universal Food and Beverage Company, 3830 Commerce Drive, St. Charles, IL 60174.

(2) Based on 27,313,554 shares of common stock outstanding, and otherwise computed in accordance with Rule 13d-3 of the Exchange Act.

(3) Includes 333,334 shares held by Elizabeth Martin, his wife. Includes 333,334 shares of common stock held by Mrs. Martin that were subject to warrants exercisable within 60 days of March 2, 2005.

(4) Includes 300,000 shares held by BLPJ LLC, a limited liability company of which he is the sole member.

(5) Includes 100,000 shares of common stock that were subject to warrants exercisable within 60 days of March 2, 2005.

(6) Includes 333,334 shares held by Neviaser Enterprises, Inc., a corporation which he controls. Includes 3,801,669 shares of common stock that were subject to warrants exercisable by him and Neviaser Enterprises, Inc. within 60 days of March 2, 2005. Mr. Neviaser's address is 4123 Mandan Cresent, Madison, WI 53712.

 (7) Includes 41,334 shares of common stock that were subject to warrants exercisable within 60 days of March 2, 2005. Mr. Biscan's address is 2162 Acorn Court, Wheaton, IL 60187.

 (8) Newlin Martin is the father of Duane Martin. Newlin Martin's address is 101
S. Merchant Street, Effingham, IL 62401.

         This table does not include the 6,000,0000 shares of our common stock that IWG may acquire under the rights, options and warrants discussed above under "Item 2.01 Completion of Acquisition of Assets - Summary of Our Business After the Merger - IWG Option and - Acquisition of the IWG Water Bottling Assets." If those shares of common stock were issued to IWG, they would represent approximately 18.01% of our common stock outstanding. IWG's address is 3255 Elk Creek Parkway, Independence, Virginia 24348.

                                  RISK FACTORS

The following risks relating to our business and our common stock are important for you to consider:

Limited Operating History

We essentially are a start-up operation, that intends to acquire and operate the assets associated with the IWG water bottling business. There can be no assurance we will be profitable. As a start-up company, there are likely to be unanticipated risks.

Need for Additional Financing; Debt Funding

We will be dependent upon current available working capital to complete our business objectives, cited herein. While management believes that our working capital, together with revenues will be sufficient to meet our anticipated immediate cash requirements and provide us with capital sufficient to fund short-term needs, there is no assurance in this regard.

Our continued existence will be dependent upon its ability to generate positive cash flows from operations to fund our working capital needs. We have working capital reserves to provide a cushion against limited unforeseen business adversities. However, we cannot at this time estimate the amount of capital that will be required in the future, the timing of such capital requirements or what valuation and pricing might be expected. If we cannot find adequate capital on reasonable terms, we may not be able to accomplish our business objectives.

We may require additional financing to further develop operations. No assurance can be given that we will successfully obtain such financing on acceptable terms. The failure to obtain such financing could have a material adverse effect us.

Further, should we seek debt funding to satisfy additional funding requirements, such leverage poses the risks that we: may be unable to repay its debt due to a decline in revenues or disruption in cash flow; may be unable to obtain additional financing; must dedicate a substantial portion of cash flow from operations to servicing the interest and principal payments on debt, and any remaining cash flow may be inadequate to fund planned operations; has pledged substantially all of its inventory and accounts receivable as collateral; and may be more vulnerable during economic downturns, less able to withstand competitive pressures and less flexible in responding to changing business and economic conditions.

Highly Competitive Beverage Industry

The beverage industry is highly competitive. Our products are sold in competition with all liquid refreshments. There can be no assurance that we will be able to compete successfully. Many of our competitors have far greater financial, operational and marketing resources and more established proprietary trademarks and distribution networks than we do. Furthermore, the beverage industry is characterized by rapid changes, including changes in consumer tastes and preferences, which may result in product obsolescence or short product life cycles. As a result, competitors may be developing products of which we are unaware which may be similar or superior to our products. Accordingly, there is no assurance that we will be able to compete successfully or that our competitors or future competitors will not develop products that render our products less marketable.

Changes in Consumer Preferences and Tastes

Maintaining our competitive position depends on our continued ability to offer products that have a strong appeal to consumers. Consumer preferences may shift due to a variety of factors, including changes in demographic and social trends, the availability and appeal of alternative beverages or packaging as well as general economic conditions. Any significant shift in consumer preferences coupled with our failure to anticipate and react to such changes could reduce the demand for certain products in our portfolio resulting in reduced sales or harm to the image of our brands. No assurance can be given that consumer demand for fruit flavored waters will exist, grow or will not diminish in the future.

Need for Acquisitions and New Product Development

Part of our strategy is to increase our sales through acquisitions of complementary businesses and products and the development of new beverage products. We cannot assure you that we will be able to identify and complete these acquisitions, or develop, market, and distribute future beverage products that will enjoy market acceptance. The failure to expand through acquisitions and/or the failure to develop new beverage products that gain market acceptance could have an adverse impact on our growth and materially adversely affect our financial condition.

Acquisitions Could Result in Operating Difficulties, Dilution and Other Harmful Consequences

The  acquisition  of  the  IWG  water  bottling  business  will  be,  and  other acquisitions we make could be, material to our financial condition and results of operations. In addition, the process of integrating an acquired company, business or technology may create unforeseen operating difficulties and expenditures and may not provide the benefits anticipated. The areas where we may face risks include:

      o     difficulties   integrating  operations,   personnel,   technologies,
            products and information systems of acquired businesses;

      o     potential loss of key employees of acquired businesses;

      o     adverse    effects    on   our    results   of    operations    from
            acquisition-related   charges  and   amortization  of  goodwill  and
            purchased technology;

      o     increased fixed costs, which could affect profitability;

      o inability to maintain the key business relationships and the reputations of acquired businesses;

      o potential dilution to current shareholders from the issuance of additional equity securities;

      o inability to maintain our standards, controls, procedures and policies;

      o     responsibility for liabilities of companies we acquire; and

      o     diversion of management's attention from other business concerns.

Sales are Seasonal

The beverage industry generally experiences its highest sales by volume during the spring and summer months and its lowest sales by volume during the winter months. As a result, our working capital requirements and cash flow vary substantially throughout the year. Consumer demand for our products is affected by weather conditions. Cool, wet spring or summer weather could result in decreased sales of our products and could have an adverse effect on our financial position. Additionally, due to the seasonality of the industry, results from any one or more quarters are not necessarily indicative of annual results or continuing trends.

Profit Margins; Reliance on Manufacturers and Other Key Vendors

The beverage industry is highly competitive and therefore the company can be subject to significant pricing pressure as well as increased cost of bottling and packaging materials, and production equipment.

We are relying substantially upon its relationships with, and receiving favorable pricing arrangements from, a limited number of manufacturers. Our success depends, to a significant extent, on the continued popularity and reputation for quality of either the products of its manufacturers or the products they produce. In addition, any adverse change in the financial condition, production efficiency, product development, and management and marketing capabilities of the respective manufacturers could have a substantial impact on either of the businesses. In the event the operations of the supply manufacturers were interrupted or discontinued, temporary inventory shortfalls, or disruptions or delays with respect to any unfilled purchase orders could be experienced. Although we believe that adequate alternate sources would be available that could replace a manufacturer as a product resource, there can be no assurance that such alternate sources will be available at the time of any such interruption or that alternative products will be available at comparable quality and prices or that customers would accept such replacements.

Key Personnel

Our performance and future success depends to a significant extent upon the continued service of some of senior management and certain executive officers and key personnel. In particular, the loss of the skills, experience, and continued efforts of Duane Martin or Marc Fry, or any other key personnel, could have a material adverse effect on business and prospects. We do not currently have key-man insurance on any of our executive officers.

We have employment agreements with our executive officers that provide for base salary and additional compensation in the form of bonus based upon stated objectives. In addition, our executive officers hold substantial amounts of our common stock.

There can be no assurance that the Company will retain its executive officers and key personnel.

Management of Growth

The expansion necessary for us to fully exploit the market window for our products requires effective planning and management process. Our plans for significant growth are expected to continue to place a strain on our managerial, operational and financial resources. To manage our growth, we must continue to implement and improve operational financial systems and to expand, train and manage our employee base. The additional personnel required by our expected growth must be recruited in a tight labor market. Although we believe we have made adequate allowances for costs and risks associated with this expansion, there can be no assurance our systems, procedures or controls will be adequate to support our operations, or that management will be able to achieve the rapid execution necessary to fully exploit the perceived market window for our products. If we are unable to manage growth effectively, our business, operating results and financial condition will be adversely affected.

If we expand in the future, we will increasingly become vulnerable to a variety of business risks associated with growing companies. Our current growth plans require, among other things, acquiring suitable and product-compatible water and beverage companies. The failure to maintain or upgrade financial and management control systems or to recruit additional staff or to respond effectively to difficulties encountered during growth could have a material adverse effect on our business, financial condition and operating results. Although we are taking steps to ensure that our systems and controls are adequate to address our current and anticipated needs, and are attempting to recruit additional staff, there can be no assurance that, if we continue to grow, we will be able to effectively manage our growth, anticipate and satisfy all of the changing demands and requirements that such growth will impose upon us or achieve greater operating income or profitability.

Government and Regulatory Issues

We are subject to government rules and regulations, including federal, state and local laws, regulations and inspections, and trade association standards. These laws and regulations and their interpretation and enforcement are subject to change. There can be no assurance that additional or more stringent requirements will not be imposed on our operations in the future. Our failure to comply with any of these governing bodies could irreparably harm the business. Risks of incurring substantial compliance costs and liabilities and penalties for non-compliance, particularly with respect to certain FDA laws and regulations, are inherent in our business. Such compliance requires us to perform regular testing of our water supply, an integral part of its products. If we fail an inspection, we must take immediate action to correct any deficiencies and fully document said action(s). All deficiencies must be corrected within thirty (30) days of inspection. Additional testing is required to ascertain cleanliness of equipment used in the processing and bottling of our products. Management believes it complies with the rules and regulations with which it is required to comply.

If we, our management and or our employees fail to comply with a governing rule or regulation, we may be subject to fines, or other penalties, or its business license may be lost or suspended. If we were to lose our license and suspend operations, it would have a material adverse effect on our business, financial condition and operating results. Management cannot predict whether we will incur such costs or penalties in the future.

We also recognize the oversight of our operations by OSHA. While management intends to conduct operations in a manner consistent with OSHA regulations and standards that limit accidents and bodily injury, there can be no assurance that an accident will not happen in the manufacturing facility or on any of our premises.

Limited Product Liability Insurance

The bottling and distribution of bottled water products can lead to product liability claims, including liability due to the presence of contaminants in its products. We will maintain insurance coverage against the risk of product liability. However, the amount of the insurance we may carry could be subject to certain exclusions and may, or may not, be adequate. In addition to direct losses resulting from product liability, we could suffer adverse publicity and damage to our reputation in the event of contamination which could have a material adverse effect on sales and profitability.

Our Management Owns Significant Amounts of Our Common Stock

Our directors and executive officers beneficially own approximately 54.43% of our outstanding common stock as of this date. Accordingly, these persons, as a group, will be able to exert significant influence over the direction of our affairs and business, including any determination with respect to our acquisition or disposition of assets, future issuances of common stock or other securities, and the election or removal of directors. Such a concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control of the Company or cause our market price to decline. Notwithstanding the exercise of their fiduciary duties by the directors and executive officers and any duties that such other stockholder may have to the Company or our other stockholders in general, these persons may have interests different than yours.

We Do Not Expect to Pay Dividends for the Foreseeable Future

For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of our common stock.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

Our common stock currently trades on a limited basis on the OTC Bulletin Board and the Berlin Stock Exchange. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our ability to continue our normal operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. In particular, we have a substantial number of warrants outstanding and a decline in the price of our common stock would make it unlikely that those warrants would be exercised and that could be especially detrimental to our liquidity and our operations. Such reductions would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plan and operations, including our ability to expand our facilities and equipment, develop new products and continue our current operations. If our stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

Our Articles of Incorporation and Bylaws and Nevada law contain provisions that could delay or prevent a change of control and could limit the market price of our common stock.

Our authorized capital stock consists of 100,000,000 shares of common stock and 25,000,000 shares of preferred stock. Our board of directors, without any action by stockholders, is authorized to designate and issue shares of preferred stock in any class or series as it deems appropriate and to establish the rights, preferences and privileges of these shares, including dividends, liquidation and voting rights. The rights of holders of shares of preferred stock that may be issued may be superior to the rights granted to the holders of existing shares of our common stock. Further, the ability of our board of directors to designate and issue such undesignated shares could impede or deter an unsolicited tender offer or takeover proposal and the issuance of additional shares having preferential rights could adversely affect the voting power and other rights of holders of our common stock.

Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules will discourage investor interest in and will limit the marketability of our common stock.

Since Our Shares Are Thinly Traded, And Trading On The OTC Bulletin Board May Be Sporadic Because It Is Not An Exchange, Stockholders May Have Difficulty Reselling Their Shares.

Our common shares are currently listed for public trading on the Nasdaq Stock Market, Inc.'s OTC Bulletin Board and the Berlin Stock Exchange. The trading price of our common shares has been subject to wide fluctuations. Trading prices of our common shares may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies, especially those with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common shares will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common shares, regardless of our operating performance.

In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if initiated, could result in substantial costs for us and a diversion of management's attention and resources.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

         In connection with the share exchange, we issued an aggregate of 24,634,345 shares of common stock to the former stockholders of UFB on the basis of one (1) share of the Company's common stock for each outstanding share of UFB common stock. Each share of the Company's common stock issued to the former stockholders of UFB in connection with the share exchange was issued under an exemption from registration under Section 4(2) of the Securities Act, and therefore they will be restricted shares, and the holder thereof may not sell, transfer or otherwise dispose of such shares without registration under the

Securities Act or an exemption. In addition, the Company assumed the obligations of UFB under its outstanding rights, warrants and options, and exchanged these rights, warrants and options for rights, warrants and options to purchase up to 13,184,345 shares of the Company's common stock. The replacement securities were also issued under an exemption from registration under Section 4(2) of the Securities Act, and therefore they will be restricted shares, and the holder thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

         As a condition to the share exchange, the Company completed a reverse split of its common stock, pursuant to which every ten outstanding shares of common stock was reverse split into one newly issued share of common stock. The Company will round up for any fractional interests. There were no dissenters or appraisal rights in connection with the reverse split.

         Because the Company is organized under Nevada law, the reverse split has not changed the number of authorized shares of common stock or the par value of the Company's common stock. There has been no change in the number of the Company stockholders as a result of the reverse split.

         The  Company  is  presently   authorized   under  its   certificate  of
incorporation to issue 100,000,000 shares of common stock with a par value of $0.01 and 25,000,000 shares of preferred stock with a par value of $0.01.

         The Company also changed its corporate name to "Universal Food and Beverage Company".

         DO NOT DESTROY YOUR CURRENT COMPANY STOCK CERTIFICATE. The current stock certificate continues to represent your rights in the Company, subject to the adjustment caused by the reverse split. Stockholders of the Company do not need to seek replacement of their share certificates with the new name of the corporation or reflecting the reverse split. Stockholders, however, may obtain a new certificate by contacting the Company's transfer agent, Interwest Transfer Co., 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117 (801-272-9294) and following their instructions.

ITEM 5.01.        CHANGES IN CONTROL OF REGISTRANT

         As a result of the share exchange and the terms of the Reorganization Agreement described above, which included a provision to change the directors and officers of the Company, there was a change of control. of the Company.

         Upon the issuance of 24,634,345 shares of common stock of the Company's to the stockholders of UFB, the stockholders of UFB acquired approximately 90.19% of the 27,313,554 issued and outstanding shares of common stock of the post-exchange Company.

         Immediately prior to their resignation, contingent on the consummation of the Reorganization Agreement, the board of directors of the Company appointed Duane N. Martin and Marc R. Fry as directors of the Company and appointed Duane
N. Martin, Marc R. Fry and Ralph M. Passino, as the principal officers of the Company, as disclosed in the Schedule 14(f) dated January 25, 2005, previously filed with the SEC and distributed to the stockholders of the Company. Effective as of the share exchange, Roland Vetter, Carol O'Shea, Dana Hansen and Milton Datsopoulos, resigned as directors and officers of the Company.

                                      PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
  NAME AND AGE                    MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
---------------------       --------------------------------------------------------------
Duane N. Martin    38       Director, Chairman of the Board of Directors and Chief
                            Executive Officer.  Prior to the share exchange, Mr. Martin had been a Director, Chairman of the Board of Directors and
                            Chief Executive Officer of UFB since its formation in July,
                            2004. Since 2002, Mr. Martin was President and owner of DNM
                            Group, LLC, a real estate and management company, DNM Morris,
                            LLC, a retail grocery company, and Martin Enterprises, a
                            management company of personal care salons. In 1999, Mr.
                            Martin was promoted to Executive Vice President of IGA Inc, and President of IGA North America, in which positions he
                            served until he resigned from IGA to start the ventures
                            identified in the prior sentence. Mr. Martin served in the IGA organization.  From 1997, when he joined the IGA
                            organization,  until 1999, Mr. Martin was Vice President of
                            Retail Operations, IGA USA.

Marc R. Fry        46       Director, President and Chief Operating Officer.  Prior to the
                            share exchange, Mr. Fry had been a Director, President and
                            Chief Operating Officer of UFB since its formation in July,
                            2004.  From April 1996 to December 2004, Mr. Fry was the
                            President and Chief Executive Officer of Alliance Holdings,
                            Inc. a commercial design, construction and development
                            company.  From April 1993 to April 1996, Mr. Fry was Vice
                            President and Chief Operating Officer of Parmalat USA Corp.,
                            and he was President and Chief Executive Officer of White
                            Knight Packaging Corp. from November 1990 to April 1993 when it was acquired by Parmalat.  Mr. Fry was the Regional
                            Technical Manager of Tetra Pak Inc. from August 1984 to March
                            1991.

Ralph M. Passino   53       Vice President, Chief Financial Officer and Secretary.  Prior
                            to the share exchange, Mr. Passino had been the Chief
                            Financial Officer of UFB since August 2004.  From April 2004 to July 2004, Mr. Passino was a consultant to GenTek, Inc., an automotive and chemical manufacturer.  From November 2003 to
                            March 2004, Mr. Passino was Executive Vice President and Chief
                            Financial Officer of American Household Inc. (formerly,
                            Sunbeam Corporation).  From October 1986 to April 2003, Mr.
                            Passino was the Chief Financial Officer and then Vice
                            President and General Manager of General Chemical Group Inc.,
                            an automotive and chemical manufacturer.

ITEM 5.03 AMENDMENTS TO THE ARTICLES OF INCORPORATION OR BYLAWS: CHANGE IN FISCAL YEAR

         On February 23, 2005, the Company filed an amendment to its certificate of incorporation to change its name to "Universal Food and Beverage Company." The amendment became effective on February 24, 2005. The amendment was approved by the consent of the stockholders of the Company, which was described in the Information Statement on Form 14C, dated January 13, 2004, and distributed to the stockholders of the Company.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired

                  To be filed not later than May 18, 2005

         (b)      Pro Forma Financial Information

                  To be filed not later than May 18, 2005

         (c)      Exhibits

Exhibit Number    Description
--------------    -----------
2.1               Share Purchase Agreement and Plan of Reorganization (without exhibits and schedules)  (Previously filed and incorporated by reference from Form 8-K dated September 28, 2004, filed October 1, 2004)

3.1               Amendment to Certificate of Incorporation

4.1               Form of Common Stock Purchase Warrant

10.1              Employment Agreement dated as of September 1, 2004 between Duane Martin and
                  Universal Food and Beverage Company, a Delaware corporation

10.2              Employment Agreement dated as of September 1, 2004 between Marc Fry and
                  Universal Food and Beverage Company, a Delaware corporation

10.3              Employment Agreement dated as of September 1, 2004 between Ralph Passino and Universal Food and Beverage Company, a Delaware corporation

10.4              Employment Agreement dated as of September 1, 2004 between Joseph
                  Balistreri and Universal Food and Beverage Company, a Delaware corporation

10.5              Employment Agreement dated as of September 1, 2004 between Charles Sizer and Universal Food and Beverage Company, a Delaware corporation

10.6              Option Agreement dated as of September 1, 2004 between Universal Food and
                  Beverage Company, a Delaware corporation, and Independence Water Group,
                  LLC.

10.7              Asset Purchase Agreement dated as of February 28, 2005 between Universal
                  Food and Beverage Company of Virginia, a Virginia corporation, and
                  Independence Water Group, LLC.

10.8              Real Estate Purchase Agreement dated as of February 28, 2005 between
                  Universal Food and Beverage Company of Virginia, a Virginia corporation, and
                  Independence Water Group, LLC.

99.1              Press Release dated March 4, 2005

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 7, 2005                       UNIVERSAL FOOD AND BEVERAGE COMPANY
                                            (Registrant)


                                            /S/ Duane N. Martin
                                            ------------------------------------
                                            Duane N. Martin
                                            Chief Executive Officer and Director

                                  EXHIBIT INDEX

Exhibit Number   Description
--------------   -----------
2.1              Share Purchase Agreement and Plan of Reorganization (without exhibits and schedules)  (Previously filed and incorporated by reference from Form 8-K dated September 28, 2004, filed October 1, 2004

3.1              Amendment to Certificate of Incorporation

4.1              Form of Common Stock Purchase Warrant

10.1             Employment Agreement dated as of September 1, 2004 between Duane Martin and
                 Universal Food and Beverage Company, a Delaware corporation

10.2             Employment Agreement dated as of September 1, 2004 between Marc Fry and
                 Universal Food and Beverage Company, a Delaware corporation

10.3             Employment Agreement dated as of September 1, 2004 between Ralph Passino and Universal Food and Beverage Company, a Delaware corporation

10.4             Employment Agreement dated as of September 1, 2004 between Joseph
                 Balistreri and Universal Food and Beverage Company, a Delaware corporation

10.5             Employment Agreement dated as of September 1, 2004 between Charles Sizer and Universal Food and Beverage Company, a Delaware corporation

10.6             Option Agreement dated as of September 1, 2004 between Universal Food and
                 Beverage Company, a Delaware corporation, and Independence Water Group,
                 LLC.

10.7             Asset Purchase Agreement dated as of February 28, 2005 between Universal
                 Food and Beverage Company of Virginia, a Virginia corporation, and
                 Independence Water Group, LLC.

10.8             Real Estate Purchase Agreement dated as of February 28, 2005 between
                 Universal Food and Beverage Company of Virginia, a Virginia corporation, and
                 Independence Water Group, LLC.

99.1             Press Release dated March 4, 2005